EXHIBIT 24



                            POWER OF ATTORNEY





     The undersigned, in his capacity as a director or officer, or both, as the case may be, of Kysor Industrial Corporation, does hereby appoint George R. Kempton and Terry M. Murphy, or either of them, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of Kysor Industrial Corporation, a Form 10-K Annual Report of Kysor Industrial Corporation for its fiscal year ended December 31, 1993, any and all amendments to said report, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.




SIGNATURE                   TITLE                 DATE

William E. Callahan         Director              March 9, 1994
Timothy J. Campbell         Director              March 9, 1994
Thomas P. Forrestal         Director              March 9, 1994
Paul K. Gaston              Director              March 9, 1994
Grant C. Gentry             Director              March 9, 1994
Peter W. Gravelle           Director              March 9, 1994
George R. Kempton           Director              March 9, 1994
Philip LeBoutillier, Jr.    Director              March 9, 1994
Robert W. Navarre           Director              March 9, 1994
John D. Selby               Director              March 9, 1994
Frederick W. Schwier        Director              March 9, 1994
Raymond A. Weigel           Director              March 9, 1994
Terry M. Murphy             V.P., Chief Financial Officer        March 9, 1994
                            (Principal Financial Officer)
Robert L. Joseph            Comptroller           March 9, 1994
                            (Principal Accounting Officer)